UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 15, 2007

TALX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Missouri	000-21465	43-0988805
(State or Other	(Commission File	(IRS Employer
Jurisdiction of Incorporation)	Number)	Identification Number)

11432 Lackland Road
St. Louis, Missouri 63146
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  (314) 214-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01               Completion of Acquisition or Disposition of Assets

On May 15, 2007, TALX Corporation (“TALX”) was merged with and into a wholly-owned subsidiary (“Merger Sub”) of Equifax Inc.(“Equifax”), following TALX shareholder approval of the Agreement and Plan of Merger dated February 14, 2007, by and among TALX, Equifax and Merger Sub (the “Merger Agreement”), and satisfaction of all other closing conditions to the Merger Agreement.  Each share of TALX common stock issued and outstanding immediately prior to the effective time of the merger (the “Merger”) was canceled and converted into the right to receive, at the election of the shareholder, either $35.50 in cash, without interest, or 0.861 of a share of Equifax common stock.  Under the terms of the Merger Agreement, regardless of the elections made by TALX shareholders, 75% of the outstanding shares of TALX common stock will be converted into shares of Equifax common stock, and the remaining 25% of the shares will be converted into cash.

Based on the closing price of $ 41.32 per share of Equifax common stock on the New York Stock Exchange on May 15, 2007, the last trading day before the closing of the Merger, the aggregate value of the consideration paid to former holders of shares of TALX common stock in connection with the Merger was approximately $ 1.3 billion (including the assumption of debt). Upon the closing of the Merger, Merger Sub changed its name to “TALX Corporation” and remained a wholly-owned subsidiary of Equifax.

Upon completion of the Merger, TALX notified The Nasdaq Global Select Market (“Nasdaq”) that each share of TALX common stock had been converted into, and became exchangeable for, the consideration specified in the Merger Agreement and accordingly requested that Nasdaq file with the Securities and Exchange Commission an application on Form 25 to delist and deregister the TALX common stock.  TALX also intends to terminate the registration of its securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and to suspend its obligation to file reports under Section 15(d) of the Exchange Act. At the close of market on May 15, 2007, the common stock of TALX ceased trading on The Nasdaq Global Select Market.

The description of the Merger contained in this Item 2.01 does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is incorporated by reference as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

A copy of the press release announcing the completion of the merger is attached hereto as Exhibit 99.2 and is incorporated by reference.

Item 5.01               Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report is incorporated by reference herein.

Item 8.01               Other Events.

On May 15, 2007, TALX announced that at a special meeting of the shareholders of TALX, TALX shareholders approved the Merger Agreement. A copy of such press release is attached hereto as Exhibit 99.3 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(d)  Exhibits.  See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 15, 2007		TALX CORPORATION

	By:	/s/ Dean C. Arvidson
Dean C. Arvidson Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated February 14, 2007, among Equifax Inc., TALX Corporation and Chipper Corporation (incorporated by reference to Exhibit 2.1 to TALX Corporation’s Form 8-K filed February 15, 2007).

99.1

Form of Shareholder Agreement, dated February 14, 2007, by and between Equifax Inc. and William W. Canfield (incorporated by reference to Exhibit 99.1 to TALX Corporation’s Form 8-K filed February 15, 2007).

99.2	Press Release issued by Equifax Inc. on May 15, 2007.
99.3	Press Release issued by TALX Corporation on May 15, 2007.